AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 7, 2007
                                                           REGISTRATION NO. 333-
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 -------------

                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 -------------

                                    CRANE CO.
             (Exact name of registrant as specified in its charter)

           DELAWARE                                      13-1952290
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                            100 FIRST STAMFORD PLACE
                               STAMFORD, CT 06902
                                 (203) 363-7300
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               AUGUSTUS I. DUPONT
                  VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                                    CRANE CO.
                            100 FIRST STAMFORD PLACE
                               STAMFORD, CT 06902
                                 (203) 363-7300
 (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / X /

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
     If this Form is a  post-effective  amendment  filed pursuant to Rule 462(c)
under  the  Securities  Act of  1933,  check  the  following  box and  list  the
Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. / X /

     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. field to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. / /

                               -----------------


                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
                                        AMOUNT TO BE REGISTERED/PROPOSED MAXIMUM
                                             OFFERING PRICE PER UNIT/PROPOSED
TITLE OF EACH CLASS OF                  MAXIMUM AGGREGATE  OFFERING PRICE/AMOUNT
SECURITIES TO BE REGISTERED                        OF REGISTRATION FEE(1)
--------------------------------------------------------------------------------

 Debt Securities
--------------------------------------------------------------------------------

(1) An indeterminate aggregate offering price and number or amount of debt securities is being registered as may from time to time be offered and sold at indeterminate prices. In accordance with Rules 456(b) and 457(r), Crane Co. is deferring payment of all of the registration fee, except for $8,090 that has been paid previously with respect to $100,000,000 aggregate public offering price of debt securities that already were registered pursuant to Registration Statement No. 333-109002 that have not yet been issued and sold. Pursuant to Rule 457(p) under the Securities Act, such unutilized filing fee may be applied to the filing fee payable pursuant to this registration statement.

================================================================================

                                    CRANE CO.


                                 Debt Securities


                                 ---------------

         Crane Co. from time to time may offer to sell debt securities in one or more series. This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in one or more supplements to this prospectus or in one or more reports which we file with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

         Our common stock is listed on the New York Stock Exchange and trades under the ticker symbol "CR." If we decide to seek a listing of any securities offered by this prospectus, we will disclose the exchange or market on which the securities will be listed, if any, or where we have made an application for listing, if any, in one or more supplements to this prospectus or in one or more reports which we file with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

         We may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to other purchasers, on a continuous or delayed basis. If any offering involves underwriters, dealers or agents, arrangements with them will be described in a prospectus supplement that relates to that offering or in one or more reports which we file with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

         WE URGE YOU TO CAREFULLY READ THE INFORMATION INCLUDED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT FOR A DISCUSSION OF FACTORS YOU SHOULD CAREFULLY CONSIDER BEFORE DECIDING TO INVEST IN ANY SECURITIES OFFERED BY THIS PROSPECTUS, INCLUDING THE INFORMATION IN ITEM 1A OF OUR MOST RECENTLY FILED ANNUAL REPORT ON FORM 10-K AND UNDER PART II, ITEM 1A OF OUR SUBSEQUENTLY FILED QUARTERLY REPORTS ON FORM 10-Q.


                                 ---------------

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                 ---------------

                   The date of this prospectus is May 7, 2007.

                                TABLE OF CONTENTS


SUMMARY......................................................................  1
RISK FACTORS.................................................................  3
FORWARD-LOOKING STATEMENTS...................................................  3
CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES..............................  4
USE OF PROCEEDS..............................................................  4
DESCRIPTION OF DEBT SECURITIES...............................................  4
PLAN OF DISTRIBUTION......................................................... 16
LEGAL MATTERS.................................................................19
EXPERTS.......................................................................19

                              ABOUT THIS PROSPECTUS

          This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to in this prospectus as the SEC or the Commission, utilizing a "shelf" registration process. Under this shelf registration process, we may sell from time to time any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. You should assume that the information appearing in this prospectus is accurate only as of the date of this prospectus. Our business, financial condition, results of operations and prospects may change after that date. Each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain or incorporate by reference specific information about the terms of that offering. Each prospectus supplement also may add, update or change information contained in this prospectus. We urge you to read both this prospectus and any prospectus supplement, together with the additional information described below under "Where You Can Find More Information."


          No person has been authorized to give any information or to make any representations, other than as contained or incorporated by reference in this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by us or any underwriter, agent, dealer or remarketing firm. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in our affairs since the date hereof or that the information contained or incorporated by reference herein is correct as of any time subsequent to the date of such information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is an unlawful to make such offer or solicitation.

                       WHERE YOU CAN FIND MORE INFORMATION


AVAILABLE INFORMATION

          We have filed a registration statement on Form S-3 (together with all amendments, exhibits, schedules and supplements thereto, the "registration statement") under the Securities Act of 1933, as amended (the "Securities Act"). This prospectus, which forms part of that registration statement, does not contain all of the information set forth in that registration statement. Statements contained in this prospectus as to the contents of any contract, agreement or other document are not necessarily complete. For a more complete understanding and description of each contract, agreement or other document filed as an exhibit to the registration statement, we urge you to read the documents contained in those exhibits.

          We file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information that we file with the SEC can be read and copied at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 to obtain further information on the operation of the Public Reference Room. The SEC maintains an internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including us. The SEC's internet address is http://www.sec.gov. In addition, our common stock is listed on the New York Stock Exchange, and our reports and other information can be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005. Our internet address is http://www.craneco.com. The information on our internet site is not a part of this prospectus.

INCORPORATION BY REFERENCE

          The SEC allows us to "incorporate by reference" information that we file with it. This means that we can disclose important information to you by referring you to other documents. Any information we incorporate in this manner is considered part of this prospectus except to the extent updated and superseded by information contained in this prospectus and any prospectus supplement. Some information that we file with the SEC after the date of this prospectus and until we sell all of the securities covered by this prospectus will automatically update and supersede the information contained in this prospectus.

          We incorporate by reference the following documents that we have filed with the SEC and any filings that we make with the SEC in the future under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), until we sell all of the securities covered by this prospectus, including between the date of this prospectus and the date on which the offering of the securities under this prospectus is terminated, except as noted in the following paragraph:

OUR SEC FILINGS (FILE NO. 1-1657)                   PERIOD FOR OR DATE OF FILING

   Annual Report on Form 10-K                       Year Ended December 31, 2006
   Quarterly Report on Form 10-Q                    Quarter Ended March 31, 2007
   Current Reports on Form 8-K                     January 29 and April 23, 2007

         Pursuant to General Instruction B of Form 8-K, any information submitted under Item 2.02, Results of Operations and Financial Condition, or
Item 7.01, Regulation FD Disclosure, of Form 8-K is not deemed to be "filed" for the purpose of Section 18 of the Exchange Act, and we are not subject to the liabilities of Section 18 with respect to information submitted under Item 2.02 or Item 7.01 of Form 8-K. We are not incorporating by reference any information submitted under Item 2.02 or Item 7.01 of Form 8-K into any filing under the Securities Act or the Exchange Act or into this prospectus.

         Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus do not purport to be complete, and where reference is made to the particular provisions of that contract or other document, those references are qualified in all respects by reference to all of the provisions contained in that contract or other document. Any statement contained in a document incorporated by reference, or deemed to be incorporated by reference, into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference in this prospectus modifies or supersedes that statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

         We will provide without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus and a copy of any or all other contracts or documents which are referred to in this prospectus. Requests should be directed to: Crane Co., 100 First Stamford Place, Stamford, CT 06902, Attention: Corporate Secretary; telephone number: (203) 363-7300. You also may review a copy of the registration statement and its exhibits at the SEC's Public Reference Room in Washington, D.C., as well as through the SEC's internet site at http://www.sec.gov.

                                     SUMMARY

     This summary is a brief discussion of material information contained in, or incorporated by reference into, this prospectus as further described above under "Where You Can Find More Information." This summary does not contain all of the information that you should consider before investing in any securities being offered by this prospectus. We urge you to carefully read this entire prospectus, the documents incorporated by reference into this prospectus and the prospectus supplement relating to the securities that you propose to buy, especially any description of investment risks that we may include in the prospectus supplement. References to "Crane Co.", "Crane", the "Company", the "registrant", "we", "our" and "us" and similar terms mean Crane Co. and its subsidiaries, unless the context requires otherwise.

                                    CRANE CO.

     We are a diversified manufacturer of highly engineered industrial products. Founded in 1855, we employ approximately 12,000 people in North America, South America, Europe, Asia and Australia. Our primary markets are aerospace, defense electronics, recreational vehicle, transportation, automated merchandising, chemical, petrochemical, pharmaceutical, oil and gas, refining and power generation. Our strategy is to grow the earnings of niche businesses with leading market shares, acquire companies that offer strategic fits with existing businesses, aggressively pursue operational and strategic linkages among our businesses, build a performance culture that stresses continuous improvement and a committed management team whose interests are directly aligned with those of the shareholders and maintain a focused, efficient corporate structure.

     We operate in the following five reportable segments, which accounted for the following percentages of total revenues of $2.3 billion, $2.1 billion, and
$1.9  billion  for  the  years  ended   December  31,  2006,   2005,  and  2004,
respectively:

                                    2006         2005          2004
                                  -------       ------        -----
 Aerospace and Electronics           25%          26%          26%
 Engineered Materials                14%          15%          15%
 Merchandising Systems               11%           8%           9%
 Fluid Handling                      44%          45%          45%
 Controls                             6%           6%           5%

     We are a Delaware corporation with our principal executive offices located at 100 First Stamford Place, Stamford, CT 06902, telephone number (203) 363-7300.

                              ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the SEC utilizing a "shelf" registration process. Under this shelf process, we may offer from time to time any of the securities described in this prospectus. This prospectus provides you with a general description of the securities that we may offer. Each time we offer securities under this prospectus, we may provide you with a prospectus supplement that contains the specific amounts, prices and terms of the securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus. We also may provide such information in one or more reports filed by us with the SEC from time to time pursuant to the Exchange Act, which we refer to in this prospectus as Exchange Act Reports, and incorporated by reference in this prospectus.

     When we use the term  "securities" in this  prospectus,  we mean any of the securities that we may offer under this prospectus, unless we say otherwise. This prospectus describes the general terms that may apply to the securities. The specific terms of any particular securities that we may offer will be described in a separate supplement to this prospectus or incorporated by reference to one or more Exchange Act Reports. You also should read the documents we have referred to you in "Where You Can Find More Information - Incorporation by Reference" for additional information about our company, including our financial statements.

                                  RISK FACTORS

         Investing in our securities involves risks. Before deciding whether to purchase any of our securities, you should carefully consider the risks involved in an investment in our securities, as set forth in:

o Item 1A, Risk Factors, in our Annual Report on Form 10-K for our fiscal year ended December 31, 2006;

o Part II, Item 1A, Risk Factors, in our Quarterly Report on Form 10-Q for our fiscal quarter ended March 31, 2007; and

o the other risks described in any prospectus supplement or in any of the other documents incorporated by reference in this prospectus.

                           FORWARD-LOOKING STATEMENTS

         You should carefully review the information contained in or incorporated by reference into this prospectus. In this prospectus, statements that are not reported financial results or other historical information are "forward-looking statements." Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. They are based on our management's expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements.

         You can identify these forward-looking statements by the fact that they do not relate strictly to historic or current facts. They use words such as "anticipates," "believes," "estimates," "expects," "would," "should," "will," "will likely result," "forecast," "outlook," "projects," and similar expressions in connection with any discussion of future operating or financial performance.

         We cannot guarantee that any forward-looking statements will be realized. Achievement of future results is subject to risks, uncertainties and assumptions that may prove to be inaccurate. Among others, the factors discussed in "Risk Factors" could cause actual results to differ from those in forward-looking statements included in or incorporated by reference into this prospectus or that we otherwise make. If known or unknown risks or uncertainties materialize, or if underlying assumptions prove to be inaccurate, actual results could vary materially from those anticipated, estimated or projected. You should bear this in mind as you consider any forward-looking statements.

         We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law. You are advised, however, to consider any additional disclosures that we may make on related subjects in future filings with the SEC. You should understand that it is not possible to predict or identify all factors that could cause our actual results to differ. Consequently, you should not consider any list of factors to be a complete set of all potential risks or uncertainties.

                 CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES


         Our consolidated ratios of earnings to fixed charges for the quarter ended March 31, 2007 and the years ended December 31, 2006, 2005, 2004, 2003 and 2002 are as follows:

                                   QUARTER ENDED         YEAR ENDED
                                     MARCH 31,           DECEMBER 31,
                                   ------------- -------------------------------
                                       2007      2006   2005  2004  2003   2002
                                   ------------- ----   ----  ----  ----   ----
Ratios of earning to fixed charges   8.64x       9.01x   7.86x  *   6.85x  2.00x

* Fixed charges exceeded earnings by $167.4 million for the year ended December 31, 2004. Reflects an asbestos liabilities charge of $307.8 million and environmental liabilities charges of $40.0 million.

         For the purpose of calculating the ratio of earnings to fixed charges, our earnings consist of income before income taxes and fixed charges. Fixed charges consist of interest expense and one-third of our rental expense, which approximates the interest factor.


                                 USE OF PROCEEDS

         We intend to use the net proceeds from the sale of the securities for general corporate purposes unless otherwise indicated in the applicable prospectus supplement relating to a specific issuance of securities or in an Exchange Act Report. Our general corporate purposes include, but are not limited to, repayment, redemption or refinancing of debt, capital expenditures, investments in or loans to subsidiaries and joint ventures, funding of possible acquisitions, working capital, satisfaction of other obligations and repurchase of our outstanding securities. Pending any such use, the net proceeds from the sale of the securities may be invested in interest-bearing instruments. We will include a more detailed description of the use of proceeds of any specific offering in the applicable prospectus supplement relating to the offering or in an Exchange Act Report.



                         DESCRIPTION OF DEBT SECURITIES

          The securities will be either senior or subordinated debt securities. This section summarizes terms of the debt securities that are common to all series, the covenants of our company applicable to our senior debt securities and the subordination provisions applicable to our subordinated debt securities. The financial terms and other specific terms of the debt securities being offered will be described in a prospectus supplement or one or more Exchange Act Reports. Those terms may vary from the terms described here. A prospectus supplement or one or more Exchange Act Reports may also describe special federal income tax consequences of the debt securities.

            The debt securities are governed by documents called "indentures." The indentures are contracts between us and a financial institution acting as the trustee. The trustee has two main roles. First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, described under " - Events of Default - Remedies If an Event of Default Occurs." Second, the trustee performs administrative duties for us.

            Senior debt securities will be issued under an indenture between us and The Bank of New York, as trustee, and subordinated debt securities will be issued under an indenture between us and

Lasalle Bank National Association, as trustee. The indentures contain substantially the same terms, except for certain covenants in the indenture for the senior debt securities and the subordination provisions in the indenture for the subordinated debt securities.

            The indentures contain the full text of the matters described in this section. The indentures and the debt securities are governed by New York law. Copies of the indentures have been filed with the SEC and have been filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See "Where You Can Find More Information" for information on how to obtain copies of the indentures. The summary that follows includes references to section numbers of the indentures so that you can more easily locate these provisions.

            Because this section is a summary, it does not describe every aspect of the debt securities that we may offer pursuant to this prospectus. This summary is subject to and qualified in its entirety by reference to all the provisions of the indentures, including definitions used in the indentures. For example, in this section we use capitalized words to signify defined terms that have been given special meaning in the indentures. We describe the meaning in detail in the indentures. In this prospectus, we summarize the meaning for only the more important terms. Whenever we refer to sections or defined terms of the indentures in this prospectus, those sections or defined terms are incorporated by reference here or in the prospectus supplement. This summary also is subject to and qualified by reference to the description of the particular terms of your debt securities described in the related prospectus supplement or in one or more Exchange Act Reports.

GENERAL

            We may offer the debt securities from time to time in as many distinct series as we may choose. All debt securities will be direct, unsecured obligations of ours. The senior debt securities will have the same rank as all of our other unsecured and unsubordinated debt. The subordinated debt securities will be subordinated to Senior Indebtedness as described under " - Subordination Provisions." Neither indenture limits the amount of debt that we may issue under that indenture, nor does either indenture limit the amount of other unsecured debt or securities that we or our subsidiaries may issue.

            Our sources of payment for the debt securities are revenues from our operations and investments and cash distributions from our subsidiaries. Our subsidiaries account for most of our consolidated assets and a significant portion of our earnings. As a result, our ability to pay our obligations, including our obligation to make payments on the debt securities, depends upon our subsidiaries repaying investments and advances we have made to them and upon the earnings of our subsidiaries and their distributing those earnings to us. Our subsidiaries are separate and distinct legal entities and have no obligation whatsoever to pay any amounts due on the debt securities or to make funds available to us. Our subsidiaries' ability to pay dividends or make other payments or advances to us will depend upon their operating results and will be subject to applicable laws and contractual restrictions. The indentures do not limit our subsidiaries' ability to enter into agreements that prohibit or restrict dividends or other payments or advances to us.

            To the extent that we must rely on cash from our subsidiaries to pay amounts due on the debt securities, the debt securities will be effectively subordinated to all our subsidiaries' liabilities, including their trade payables. This means that our subsidiaries must pay all their creditors in full before their assets are available to pay holders of our debt securities. Even if we are recognized as a creditor of our subsidiaries, our claim would be subordinated to any security interests in their assets and also could be subordinated to all other claims on their assets or earnings.

            You should look in the related prospectus supplement or in one or more Exchange Act Reports for the following terms of the debt securities being offered:

o The title of the debt securities and whether such debt securities will be senior debt securities or subordinated debt securities;

o         The total principal amount of such debt securities;

o         The price at which such debt securities will be issued;

o The date or dates on which such debt securities will mature and the right, if any, to extend such date or dates;

o The annual rate or rates, if any, at which such debt securities will bear interest, and, if the interest rate is variable, the method of determining such rate;

o The date or dates from which such interest will accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the record dates for the determination of holders to whom interest is payable on any interest payment dates;

o         Any redemption, repayment or sinking fund provision;

o The form of such debt securities, including whether we will issue the debt securities in individual certificates to each holder or in the form of temporary or permanent global securities held by a depositary on behalf of holders;

o If the amount of payments of principal of, premium, if any, or interest on the debt securities may be determined by reference to an index, the manner in which that amount will be determined; and

o Any other terms of the debt securities that will not conflict with the applicable indenture, including any changes or additions to the events of default or covenants described in this prospectus, and any terms which may be required by or advisable under applicable laws or regulations. (Section 2.3 and Section 4.1).

          Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate may be sold at a discount below their stated principal amount. Special federal income tax and other special considerations applicable to any discounted debt securities or to debt securities issued at par which are treated as having been issued at a discount for federal income tax purposes will be described in the applicable prospectus supplement or in one or more Exchange Act Reports.

RESTRICTIVE COVENANTS

          We have agreed to two principal restrictions on our activities and the activities of our Subsidiaries for the benefit only of holders of the senior debt securities. The restrictive covenants summarized below will apply to each series of senior debt securities as long as any of those senior debt securities are outstanding, unless waived or amended, or unless the related prospectus supplement or one or more Exchange Act Reports state otherwise.

          CAPITALIZED TERMS. Definitions of some of the important capitalized terms used in this section can be found under " - Certain Definitions Relating to our Restrictive Covenants."

          RESTRICTIONS ON LIENS. Some of our property may be subject to a mortgage or other legal mechanism that gives some of our lenders preferential rights in that property over other general creditors, including the direct holders of the senior debt securities, if we fail to pay them back. These preferential rights are called "Liens." We agree in the indenture for the senior debt securities that, with certain exceptions described below, we will not, and we will not permit any of our Subsidiaries to, become obligated on any new debt that is secured by a Lien on any of our or our Subsidiaries' property, unless we or our Subsidiary grant an equal or higher-ranking Lien on the same property to the direct holders of the senior debt securities and, if we so determine, to the holders of any of our other debt that ranks equally with the senior debt securities. (Section 3.9)

          We do not need to comply with this restriction if the amount of all of our and our Subsidiaries' debt that would be secured by Liens on our property or the property of our Subsidiaries and all "Attributable Debt" as described under " - Certain Definitions Relating to Our Restrictive Covenants" below, that results from a Sale and Leaseback Transaction involving our property or the property of our Subsidiaries, is not more than 10% of our Consolidated Net Tangible Assets.

          When we calculate the limits imposed by this restriction, we can disregard the following types of Liens:

o Liens on the property of any of our Subsidiaries, if those Liens are existing at the time the corporation becomes our Subsidiary;

o Liens on property existing at the time we acquire the property, including property we may acquire through a merger or similar transaction, or that we grant in order to purchase the property (sometimes called "purchase money mortgages");

o         Intercompany Liens in favor of us or our wholly owned Subsidiaries;

o Liens in favor of federal or state governmental bodies or any other country or political subdivision of another country, that we may grant in order to assure our payments to such bodies that we owe by law or because of a contract we entered into;

o         Liens that extend, renew or replace any of the Liens described above;

o Liens that arise in the ordinary course of business and that relate to amounts that are not yet due or that we are contesting in good faith;

o         Liens that arise under worker's compensation laws or similar laws;

o Liens that arise from lawsuits that we are contesting in good faith, judgment Liens that are satisfied within 15 days after the imposition of the Lien becomes unappealable, and Liens incurred by us for the purpose of securing our discharge from a lawsuit;

o Liens in favor of a taxing authority for taxes that are not delinquent, that we can pay without penalty, or that we are contesting in good faith; and

o Other Liens that arise in the ordinary course of our business that are not incurred in connection with the creation of debt and that do not, in our opinion, impair the value of the assets encumbered by the Liens.

          We are permitted to have as much unsecured debt as we choose.

          RESTRICTIONS ON SALES AND LEASEBACKS. We agree that we will not and will not permit our Subsidiaries to enter into any Sale and Leaseback Transaction involving our property or the property of our Subsidiaries, unless we comply with this restrictive covenant. A "Sale and Leaseback Transaction" generally is an arrangement between us and a bank, insurance company or other lender or investor where we lease a property which was or will be sold by us to that lender or investor, other than a lease for a period of three years or less. (Section 3.10)

          We can comply with this restrictive covenant in one of two ways:

o We will be in compliance if we could, at the time of the transaction, grant a Lien on the property to be leased in an amount equal to the Attributable Debt for the Sale and Leaseback Transaction without being required to grant an equal or higher-ranking Lien to the direct holders of the senior debt securities as described above under " - Restrictions on Liens."

o We can also comply if the proceeds of the sale of the property are at least equal to its fair market value and within 90 days of the transaction we apply an amount equal to the proceeds either to purchase property or to retire senior debt securities, or any other debt that has a maturity of more than one year or is by its terms renewable or extendible beyond one year at our option.

          CERTAIN DEFINITIONS RELATING TO OUR RESTRICTIVE COVENANTS. Following are summary definitions of some of the capitalized terms that are important in understanding the restrictive covenants previously described.

          "Attributable Debt" means the total present value of the rental payments during the remaining term of any lease associated with a Sale and Leaseback Transaction. To determine that present value, we use a discount rate equal to the average interest borne by all outstanding senior debt securities determined on a weighted average basis and compounded semi-annually.

          "Consolidated Net Tangible Assets" is the total amount of assets after subtracting all current liabilities and all trade names, trademarks, licenses, patents, copyrights, goodwill, organizational costs and deferred charges, other than prepaid items and tangible assets being amortized, as those amounts appear on our most recent quarterly or annual consolidated balance sheet.

          "Subsidiary" means a corporation in which we and/or one or more of our other Subsidiaries owns at least 50% of the voting stock, which means stock that ordinarily permits its owners to vote for the election of directors. (Section 1.1)

SUBORDINATION PROVISIONS

          Under the indenture for the subordinated debt securities, payment of the principal, interest and any premium on the subordinated debt securities will generally be subordinated to the prior payment in full of all of our Senior Indebtedness. (Section 12.1)

          "Senior Indebtedness" is defined as the principal of, premium, if any, and interest on, and any other payment due pursuant to, any of the following, whether outstanding on the date of the indenture for the subordinated debt securities or incurred or created after that date:

o         All our indebtedness for money borrowed;

o All our indebtedness evidenced by notes, debentures, bonds or other securities, including the senior debt securities;

o All our lease obligations that are capitalized on our books in accordance with generally accepted accounting principles;

o All indebtedness and all lease obligations of others of the kinds described above assumed by or guaranteed in any manner by us or in effect guaranteed by us; and

o All renewals, extensions or refundings of indebtedness, leases or other obligations of the kinds described above.

          None of the indebtedness described above will be part of Senior Indebtedness, however, if the relevant instrument or lease expressly provides that such indebtedness, lease, renewal, extension or refunding is subordinate to any of our other indebtedness, or is not higher-ranking than, or is of an equal rank with, the subordinated debt securities. Senior Indebtedness also will not include (i) any of our obligations to any Subsidiary or (ii) indebtedness for trade payables or constituting the deferred purchase price of assets or services incurred in the ordinary course of business. (Section 1.1)

          If and as long as there is a continuing default in the payment of any Senior Indebtedness after any applicable grace period, we will not make or agree to make any payments of principal, premium or interest on the subordinated debt securities, or for any redemption, retirement, purchase, other acquisition or defeasance of the subordinated debt securities.

          Payment of principal and interest on the subordinated debt securities upon our dissolution, winding up, liquidation or reorganization also will generally be subordinated to the prior payment in full of all Senior Indebtedness. As a result, in such an event holders of Senior Indebtedness may receive more, ratably, and holders of the subordinated debt securities may receive less, ratably, than our other creditors. (Section 12.2)

          Subordination will not prevent the occurrence of any Event of Default under the indenture for the subordinated debt securities. (Section 12.1)

          Upon the effectiveness of any defeasance for a series of subordinated debt securities as described under " - Defeasance," the series will cease to be subordinated. (Section 12.8)

          If this prospectus is being delivered in connection with a series of subordinated debt securities, the prospectus supplement or the information incorporated by reference will set forth the approximate amount of Senior
Indebtedness as of a recent date. Except for the restrictive covenants in the indenture for the senior debt securities, the indentures do not limit other debt that may be incurred or issued by us or our subsidiaries or contain financial or similar restrictions on us or our subsidiaries.

MERGERS AND SIMILAR EVENTS

          We are generally permitted to consolidate or merge with another company or firm. We are also permitted to sell substantially all of our assets. However, we may not take any of these actions unless the following conditions are met:

o If we merge out of existence or sell our assets, the other company must be a corporation organized under the laws of a state of the United States or the District of Columbia or under federal law and it must agree to be legally responsible for the debt securities.

o The merger, sale of assets or other transaction must not cause a default on the debt securities. For purposes of this no default test, a default would include an Event of Default that has occurred and not been cured, as described under " - Events of Default - What is an Event of Default?" and would also include any event that would be an Event of Default if the requirements for giving us default notice or our default having to exist for a specific period of time were disregarded. (Section 8.1)

o It is possible that the merger, sale of assets or other transaction would cause some of our property to become subject to Liens. Under the indenture for the senior debt securities, we have agreed to limit Liens, as discussed under " - Restrictive Covenants - Restrictions on Liens." If a merger or other transaction would create Liens on our property or the property of our Subsidiaries that are not permitted by that restrictive covenant, we or our successor would be required to grant an equal or higher-ranking Lien on the same property to the direct holders of senior debt securities. (Section 3.9)

EVENTS OF DEFAULT

          You will have special rights if an Event of Default occurs and is not cured, as described later in this subsection.



          WHAT IS AN EVENT OF DEFAULT? The term "Event of Default" means any of the following:

o We do not pay interest on a debt security within 30 days of its due date;

o We do not pay the principal of or premium on a debt security on its due date;

o         We do not pay any sinking fund installment on its due date;

o We remain in breach of any other term of the indenture for 60 days after we receive a notice of default stating we are in breach. The notice must be sent by either the trustee or holders of 25% of the principal amount of debt securities of the affected series;

o We file for bankruptcy or certain other events in bankruptcy, insolvency or reorganization occur; or

o Any other Event of Default described in the prospectus supplement occurs.

          REMEDIES IF AN EVENT OF DEFAULT OCCURS. If an Event of Default has occurred and has not been cured, the trustee or the holders of 25% in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of the affected series to be due and immediately payable. This is called a "declaration of acceleration of maturity." Under some circumstances, a declaration of acceleration of maturity may be canceled by the holders of at least a majority in principal amount of the debt securities of that series. (Section 4.1)

          Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indentures at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability.

          If reasonable protection from expenses and liabilities is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the
trustee.   The  trustee  may  refuse  to  follow   those   directions   in  some
circumstances.
(Section 4.9)

          Before you bypass the trustee and bring your own lawsuit or other formal legal action or take any other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

o You must give the trustee written notice that an Event of Default has occurred and remains uncured;

o The holders of 25% in principal amount of all outstanding debt securities of the affected series must make a written request that the trustee take action because of the default, and must offer reasonable protection to the trustee against the cost and other liabilities of taking that action; and

o The trustee must have not taken action for 60 days after receipt of the above notice and offer of protection. (Section 4.6)

          However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt security on or after its due date. (Section 4.7)

          "Street Name" and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and to make or cancel a declaration of acceleration.

          We will furnish to the trustee every year a written statement of certain of our officers certifying that to their knowledge we are in compliance with the indentures and the debt securities, or else specifying any default. (Section 3.5)

MODIFICATION AND WAIVER

          There are three types of changes we can make to the indentures and the debt securities.

          CHANGES REQUIRING APPROVAL OF ALL HOLDERS. First, there are changes that cannot be made to your debt securities without the approval of every holder affected by the proposed change. A list of those types of changes follows:

o Change the due date of the principal of or interest on a debt security;

o         Reduce any amounts due on a debt security;

o         Change the currency of payment on a debt security;

o         Impair your right to sue for payment;

o Reduce the percentage of holders of debt securities whose consent is needed to modify or amend the indentures; and

o Reduce the percentage of holders of debt securities whose consent is needed to waive compliance with some provisions of the indentures or to waive some defaults. (Section 7.2)

          CHANGES REQUIRING APPROVAL OF LESS THAN ALL HOLDERS. The second type of change to the indentures and the debt securities is the kind that requires the approval of less than all holders of the affected series. This category includes changes that require approval of holders owning either 66-2/3% or, in some cases, a majority, of the outstanding principal amount of the affected series.

          Most changes to the indentures and debt securities cannot be made without a 66-2/3% vote. (Section 7.2) The same 66-2/3% vote is required to waive compliance in whole or in part with the restrictive covenants described under "
- Restrictive Covenants."
(Section 3.11)

          A majority vote is required to waive any default under the indentures, other than a default that results from the breach of a covenant or other provision that cannot be amended without the consent of all the holders of the affected series. (Section 4.10)

          CHANGES NOT REQUIRING APPROVAL OF HOLDERS. The third type of change does not require any vote by holders of debt securities. This type of change is limited to clarifications and other changes that would not adversely affect holders of the debt securities.
(Section 7.1)

          With respect to any vote of holders of debt securities, we will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities that are entitled to vote or take other action under the indentures. (Section 6.2)

          "Street Name" and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indentures or the debt securities or request a waiver.

DEFEASANCE

          When we use the term "defeasance," we mean discharge from some or all of our obligations under an indenture. If we deposit with the trustee funds or government securities sufficient to make payments on a series of debt securities on their due dates, then, at our option, one of the following will occur:

o We will be discharged from our obligations with respect to the debt securities of that series (called legal defeasance); or

o We will no longer have to comply with the restrictive covenants under the indenture, and the related events of default will no longer apply to us (called covenant defeasance).

          In the case of legal defeasance of a series of debt securities, the direct holders of that series of debt securities will not be entitled to the benefits of the indenture. You would have to rely solely on the funds deposited with the trustee for repayment of the debt securities. In the unlikely event of a shortfall in those funds, you could not look to us for repayment. (Section 9.3) The funds deposited with the trustee, however, would most likely be protected from claims of our lenders and other creditors if we ever became bankrupt or insolvent. You would also be released from the subordination provisions of the subordinated debt securities described under " - Subordination Provisions." (Section 12.8)

          In the case of covenant defeasance of a series of debt securities, we would still be obligated to pay principal, premium, if any, and interest on the debt securities of the affected series. You would lose the protection of the restrictive covenants described under " - Restrictive Covenants" and our obligations described above under " - Mergers and Similar Events," but you would have the added protection of having money and securities set aside in trust to repay the debt securities. If there were a shortfall in the trust deposit, you could still look to us for repayment of the debt securities. Depending on the event causing the default, however, you may not be able to obtain payment of the shortfall. You would also be released from the subordination provisions of the subordinated debt securities described under " - Subordination Provisions." (Section 9.4)

          We will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the affected series of debt securities to recognize income, gain or loss for federal income tax purposes. If we elect legal defeasance, that opinion must be based on a ruling from the IRS or a change in tax law to that effect. (Section 9.5)

"STREET NAME" AND OTHER INDIRECT HOLDERS

          Investors who hold securities in accounts at banks or brokers will generally not be recognized by us as legal holders of debt securities. This is called holding in "Street Name." Instead, we would recognize only the bank or broker, or the financial institution the bank or broker uses to hold its securities. These intermediary banks, brokers and other financial institutions pass along principal, interest and other payments on the debt securities, either because they agree to do so in their customer agreements or because they are legally required to. If you hold debt securities in "Street Name," you should check with your own institution to find out:

o         How it handles payments and notices;

o         Whether it imposes fees or charges;

o         How it would handle voting if applicable;

o Whether and how you can instruct it to send you debt securities registered in your own name so you can be a direct holder as described below; and

o If applicable, how it would pursue rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests.

DIRECT HOLDERS

          Our obligations, as well as the obligations of the trustees under the indentures and those of any third parties employed by us or the trustees, run only to persons who are registered as holders of debt securities. As noted above, we do not have obligations to you if you hold in "Street Name" or other indirect means, either because you choose to hold debt securities in that manner or because the debt securities are issued in the form of global securities as described below. For example, once we make payment to the registered holder, we have no further responsibility for the payment even if that holder is legally required to pass the payment along to you as a "Street Name" customer but does not do so.

GLOBAL SECURITIES

          WHAT IS A GLOBAL SECURITY? A global security is a special type of indirectly held debt security as described under " - `Street Name' and Other Indirect Holders." If we choose to issue debt securities in the form of global securities, the ultimate beneficial owners can only be indirect holders. We do this by requiring that the global security be registered in the name of a financial institution we select and by requiring that the debt securities included in the global security not be transferred to the name of any other direct holder unless the special circumstances described below occur. The financial institution that acts as the sole direct holder of the global security is called the "depositary." Any person wishing to own a debt security must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the depositary. The prospectus supplement indicates whether your series of debt securities will be issued only in the form of global securities and, if so, describes the specific terms of the arrangement with the depositary.

          SPECIAL INVESTOR CONSIDERATIONS FOR GLOBAL SECURITIES. As an indirect holder, an investor's rights relating to a global security will be governed by the account rules of the investor's financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize this type of investor as a holder of securities and instead deal only with the depositary that holds the global security.

          An investor should be aware that if securities are issued only in the form of global securities:

o The investor cannot get debt securities registered in his or her own name;

o The investor cannot receive physical certificates for his or her interest in the debt securities;

o The investor will be a "Street Name" holder and must look to his or her own bank or broker for payments on the debt securities and protection of his or her legal rights relating to the debt securities. See " - `Street Name' and Other Indirect Holders;"

o The investor may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates; and

o The depositary's policies will govern payments, transfers, exchange and other matters relating to the investor's interest in the global security. We and the trustees have no responsibility for any aspect of the depositary's actions or for its records of ownership interests in the global security. We and the trustees also do not supervise the depositary in any way.

          SPECIAL SITUATIONS WHEN GLOBAL SECURITY WILL BE TERMINATED. In a few special situations, the global security will terminate and interests in it will be exchanged for physical certificates representing debt securities. After that exchange, the choice of whether to hold debt securities directly or in "Street Name" will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in debt securities transferred to their own name, so that they will be direct holders. The rights of "Street Name" investors and direct holders in the debt securities have been previously described in subsections entitled " - `Street Name' and Other Indirect Holders" and " - Direct Holders."

          The special situations for termination of a global security are:

o When the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary and we do not appoint a successor depositary.

o When an Event of Default on the debt securities has occurred and has not been cured.

o         At any time if we decide to terminate a global security.

          The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, only the depositary is responsible for deciding the names of the institutions that will be the initial direct holders.

FORM, EXCHANGE, REGISTRATION AND TRANSFER

          We will issue the debt securities in registered form, without interest coupons, and, unless we inform you otherwise in the prospectus supplement, only in denominations of $1,000 and multiples of $1,000. We will not charge a service fee for any registration of transfer or exchange of the debt securities. We may, however, require the payment of any tax or other governmental charge payable for that registration.

          Debt securities of any series will be exchangeable for other debt securities of the same series, the same total principal amount and the same terms but in different authorized denominations in accordance with the applicable indenture. Holders may present debt securities for registration of transfer at the office of the security registrar or any transfer agent we designate.

          The security registrar or transfer agent will effect the transfer or exchange when it is satisfied with the documents of title and identity of the person making the request.

          We have appointed the trustee under each indenture as security registrar for the debt securities issued under that indenture. If the prospectus supplement refers to any transfer agents initially designated by us, we may at any time rescind that designation or approve a change in the location through which any transfer agent acts. We are required to maintain an office or agency for transfers and exchanges in each place of payment. We may at any time designate additional transfer agents for any series of debt securities.

          In the case of any redemption, neither the security registrar nor the transfer agent will be required to register the transfer or exchange of any debt security during a period beginning 15 business days prior to the mailing of the relevant notice of redemption and ending at the close of business on the day of mailing of the notice, except the unredeemed portion of any debt security being redeemed in part.

PAYMENT AND PAYING AGENTS

          Unless we inform you otherwise in the prospectus supplement:

o Payments on the debt securities will be made in U.S. dollars by check mailed to the holder's registered address or, with respect to global debt securities, by wire transfer;

o We will make interest payments to the person in whose name the debt security is registered at the close of business on the record date for the interest payment; and

o The trustee under each indenture will be designated as our paying agent for payments on debt securities issued under that indenture. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

          Subject to the requirements of any applicable abandoned property laws, the trustee and paying agent will pay to us upon written request any money held by them for payments on the debt securities that remain unclaimed for two years after the date when the payment was due. After payment to us, holders entitled to the money must look to us for payment. In that case, all liability of the trustee or paying agent with respect to that money will cease. (Section 9.8)


                              PLAN OF DISTRIBUTION

          We may offer the offered securities in one or more of the following ways, or any other way set forth in an applicable prospectus supplement or in one or more Exchange Act Reports from time to time:

o         to  or  through  underwriting   syndicates   represented  by  managing
          underwriters;

o through one or more underwriters without a syndicate for them to offer and sell to the public;

o         through dealers or agents;

o to investors directly in negotiated sales or in competitively bid transactions; or

o to holders of other securities in exchanges in connection with acquisitions.

          The prospectus supplement for each series of securities we sell or one or more Exchange Act Reports will describe the offering, including:

o         the name or names of any underwriters;

o         the purchase price and the proceeds to us from that sale;

o any underwriting discounts and other items constituting underwriters' compensation, which in the aggregate will not exceed eight percent of the gross proceeds of the offering;

o         any commissions paid to agents;

o the initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers; and

o         any securities exchanges on which the securities may be listed.

UNDERWRITERS

          If underwriters are used in a sale, we will execute an underwriting agreement with them regarding those securities. Unless otherwise described in the applicable prospectus supplement or in one or more Exchange Act Reports, the obligations of the underwriters to purchase these securities will be subject to conditions, and the underwriters must purchase all of these securities if any are purchased.


          The securities subject to the underwriting agreement may be acquired by the underwriters for their own account and may be resold by them from time to time in one or more transactions, including negotiated transactions, at a fixed offering price or at varying prices determined at the time of sale. Underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from the purchasers of these securities for whom they may act as agent. Underwriters may sell these securities to or through dealers. These dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and commissions from the purchasers for whom they may act as agent. Any initial offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

          We may authorize underwriters to solicit offers by institutions to purchase the securities subject to the underwriting agreement from us, at the public offering price stated in the applicable prospectus supplement or in one or more Exchange Act Reports under delayed delivery contracts providing for payment and delivery on a specified date in the future. If we sell securities under these delayed delivery contracts, the applicable prospectus supplement or one or more Exchange Act Reports will state that this is the case and will describe the conditions to which these delayed delivery contracts will be subject and the commissions payable for that solicitation.

          In connection with underwritten offerings of the securities, the underwriters may engage in over-allotment, stabilizing transactions, covering transactions and penalty bids in accordance with Regulation M under the Exchange Act, as follows:

o Over-allotment transactions involve sales in excess of the offering size, which create a short position for the underwriters.

o Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

o Covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover short positions.

o Penalty bids permit the underwriters to reclaim a selling concession from a broker/dealer when the securities originally sold by that broker-dealer are repurchased in a covering transaction to cover short positions.

          These stabilizing transactions, covering transactions and penalty bids may cause the price of the securities to be higher than it otherwise would be in the absence of these transactions. If these transactions occur, they may be discontinued at any time.

AGENTS

          We also may sell any of the securities through agents designated by us from time to time. We will name any agent involved in the offer or sale of these securities and will list commissions payable by us to these agents in the applicable prospectus supplement or in one or more Exchange Act Reports. These agents will be acting on a best efforts basis to solicit purchases for the period of their appointment, unless we state otherwise in the applicable prospectus supplement or in one or more Exchange Act Reports.

DIRECT SALES

         We may sell any of the securities directly to purchasers. In this case, we will not engage underwriters or agents in the offer and sale of these securities.

         In addition, debt securities described in this prospectus may be issued upon the exercise of warrants or the settlement of purchase contracts or units.

INDEMNIFICATION

         We may indemnify underwriters, dealers or agents who participate in the distribution of securities against certain liabilities, including liabilities under the Securities Act, and may agree to contribute to payments that these underwriters, dealers or agents may be required to make.

NO ASSURANCE OF LIQUIDITY

         The securities we offer may be a new issue of securities with no established trading market. Any underwriters that purchase securities from us may make a market in these securities. The underwriters will not be obligated, however, to make a market and may discontinue market-making at any time without notice to holders of the securities. We cannot assure you that there will be liquidity in the trading market for any securities of any series.

                                  LEGAL MATTERS

         Augustus I. duPont, Esq., our Vice President, General Counsel and Secretary, will give an opinion on the validity of the securities for us. As of May 3, 2007, Mr. duPont beneficially owned 81,390 shares of our common stock directly, of which 28,604 shares are subject to forfeiture upon failure of the vesting conditions in our restricted stock award plans; 2,692 shares of common stock under our Savings and Investment Plan; and options to purchase 290,056 shares of common stock granted under our stock option plans which are exercisable within 60 days of such date.

                                     EXPERTS

         The financial statements, the related financial statement schedule, and management's report on the effectiveness of internal control over financial reporting incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which express an unqualified opinion and include an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 158, "Employer's Accounting for Defined Benefit Pension and Other Postretirement Plans," effective December 31, 2006, and Statement of Financial Accounting Standards No. 123 (Revised 2004), "Share Based Payments," effective January 1, 2006, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

         The expenses in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are:

SEC registration fee ...............................................  $        *
Blue Sky fees and expenses .........................................       5,000
Legal fees and expenses ............................................      75,000
Accounting fees and expenses .......................................      75,000
Trustee's fees and expenses ........................................      15,000
Printing and engraving fees ........................................      50,000
Miscellaneous ......................................................      80,000

     Total .........................................................  $  300,000

-------------

* In accordance with Rules 456(b) and 457(r), we are deferring payment of all of the registration fee, except for $8,090 that has already been paid with respect to $100,000,000 aggregate initial offering price of securities that were previously registered on a separate registration statement and were not sold thereunder.

          All of the above amounts are estimates only.

Item 15.  Indemnification of Directors and Officers.

          Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL") permits a Delaware corporation, in its certificate of incorporation, to limit or eliminate, subject to certain statutory limitations, the liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Article IX of the Company's Certificate of Incorporation provides that the personal liability of directors of the Company is eliminated to the fullest extent permitted by
Section 102(b)(7) of the DGCL.



          Under Section 145 of the DGCL, a Delaware corporation has the power to indemnify directors and officers under certain prescribed circumstances and, subject to certain limitations, against certain costs and expenses, including attorneys' fees, actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of being a director or officer of the Corporation if it is determined that the director or the officer acted in accordance with the applicable standard of conduct set forth in such statutory provision. Article X of the Company's By-Laws provides that the Company will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was an authorized representative of the Company, against all expenses (including attorneys' fees) and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in accordance with the standard of conduct set forth in Article X. Article X further permits the Company to maintain insurance on behalf of any such person against any liability asserted against such person and incurred by such person in any such capacity or arising out of his status as such, whether or not the Company would have the power to indemnify such person against such liability under Article X. The Company maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act and (b) to the Company with respect to payments which may be made by the Company to such officers and directors pursuant to the above indemnification provisions or otherwise as a matter of law.

          The Company has entered into agreements with each of its directors and officers pursuant to which the Company has agreed to indemnify such directors and officers, and to advance expenses in connection therewith, to the fullest extent permitted by law, and to maintain Director's and Officers' liability insurance on behalf of such indemnified persons unless, in the business judgment of the Board of Directors of the Company, the premium cost for such insurance is substantially disproportionate to the amount of coverage or the coverage is so limited by exclusions that there is insufficient benefit from such insurance. The agreements further provide that, if indemnification is not available, then in any case in which the Company is jointly liable with the indemnified person the Company will contribute to the fullest extent permitted by law to the amount of expenses, judgments, fines and settlements paid or payable by the indemnified person in such proportion as is appropriate to reflect the relative benefits received, and the relative fault of, the Company and the indemnified person. Such rights cannot be modified, except as required by law, or by any change in the Company's Certificate of Incorporation or By-Laws.

          The indemnification described in the preceding paragraphs may include indemnification against liabilities arising under the Securities Act. In so far as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16. Exhibits.

        The  following  Exhibits   are  filed   as  part  of  this  Registration
Statement:

         Exhibit Number             Description
         --------------             --------------------------------------------

*        1.1                        Form of Underwriting Agreement.

*        1.2                        Form of Distribution Agreement.

         4.1 Senior Indenture dated as of April 1, 1991, between Crane Co. and The Bank of New York, as Trustee (incorporated by reference to Exhibit 4.2 to the Annual Report on Form 10-K of Crane for the year ended December 31, 2005).

         4.2 Form of Subordinated Indenture between Crane Co. and Lasalle Bank National Association, as Trustee (incorporated by reference to
                                    Exhibit 4.2 to the   Registration  Statement
                                    on Form S-3 of Crane (File No. 333-109002)).

*        4.3                        Form of Senior Note.

*        4.4                        Form of Subordinated Note.

+        5.1                        Opinion of Augustus I. duPont.

+        12.1                       Computation  of  Ratio  of Earnings to Fixed
                                    Charges.

+        23.1                       Consent of Deloitte & Touche LLP.

         23.2 Consent of Augustus I. duPont (included as part of Exhibit 5.1).

         24.1 Powers of Attorney (included on signature page).

+        25.1                       Form of T-1  Statement  of  Eligibility   of
                                    Senior Debt Indenture Trustee.

+        25.2                       Form of T-1  Statement  of   Eligibility  of
                                    Subordinated Debt Indenture Trustee.

* To be filed either by amendment to this Registration Statement or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

+    Filed herewith.

ITEM 17.  UNDERTAKINGS.

The undersigned registrant undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment of this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information relating to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1) (i) and (1) (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933 that is part of the registration statement.

         (2) That, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser.

                  (i)  Any   preliminary   prospectus   or   prospectus  of  the
          undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

                  (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

                  (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf o the undersigned registrant; and

                  (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

         (5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

                  (i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

                  (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

         (6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut on May 7, 2007.

                                  CRANE CO.



                      By:  /s/ J. Robert Vipond
                           -----------------------------------------------------
                      Name:  J. Robert Vipond
                      Title: Vice President, Finance and Chief Financial Officer

                                POWER OF ATTORNEY

         Each of the undersigned directors and officers of Crane Co., a Delaware corporation, do hereby constitute and appoint J. Robert Vipond and Augustus I. duPont, or either one of them, the undersigned's true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(e) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



         SIGNATURE                          TITLE                                       DATE


   /s/ Eric C. Fast                         President and Chief Executive               May 7, 2007
---------------------------------------     Officer and a Director (Principal
Eric C. Fast                                Executive Officer)



   /s/ J. Robert Vipond                     Vice President, Finance and Chief           May 7, 2007
---------------------------------------     Financial Officer (Principal
J. Robert Vipond                            Financial Officer); Acting Controller
                                            (Principal Accounting Officer)






   /s/ Robert S. Evans                      Chairman of the Board                       May 7, 2007
---------------------------------------
Robert S. Evans


   /s/ E. Thayer Bigelow                    Director                                    May 7, 2007
---------------------------------------
E. Thayer Bigelow


   /s/ Donald G. Cook                       Director                                    May 7, 2007
---------------------------------------
Donald G. Cook


---------------------------------------     Director
Karen E. Dykstra


   /s/ Richard S. Forte                     Director                                    May 7, 2007
---------------------- ----------------
Richard S. Forte


   /s/ Dorsey R. Gardner                    Director                                    May 7, 2007
---------------------------------------
Dorsey R. Gardner


   /s/ William E. Lipner                    Director                                    May 7, 2007
---------------------------------------
William E. Lipner


   /s/ Philip R. Lochner, Jr.               Director                                    May 7, 2007
---------------------------------------
Philip R. Lochner, Jr.


   /s/ Ronald F. McKenna                    Director                                    May 7, 2007
---------------------------------------
Ronald F. McKenna


   /s/ Charles J. Queenan, Jr.              Director                                    May 7, 2007
---------------------------------------
Charles J. Queenan, Jr.


   /s/ James L. L. Tullis                   Director                                    May 7, 2007
---------------------------------------
James L. L. Tullis



                                  EXHIBIT INDEX

         Exhibit Number            Description
         --------------            ---------------------------------------------

*        1.1                        Form of Underwriting Agreement.

*        1.2                        Form of Distribution Agreement.

         4.1 Senior Indenture dated as of April 1, 1991, between Crane Co. and The Bank of New York, as Trustee (incorporated by reference to Exhibit 4.2 to the Annual Report on Form 10-K of Crane for the year ended December 31, 2005).

         4.2 Form of Subordinated Indenture between Crane Co. and Lasalle Bank National Association, as Trustee (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-3 of Crane (File No. 333-109002)).

*        4.3                        Form of Senior Note.

*        4.4                        Form of Subordinated Note.

+        5.1                        Opinion of Augustus I. duPont.

+        12.1                       Computation  of  Ratio of  Earnings to Fixed
                                    Charges.

+        23.1                       Consent of Deloitte & Touche LLP.

         23.2 Consent of Augustus I. duPont (included as part of Exhibit 5.1).

         24.1 Powers of Attorney (included on signature page).

+        25.1                       Form of  T-1  Statement  of  Eligibility  of
                                    Senior Debt Indenture Trustee.

+        25.2                       Form  of  T-1  Statement  of  Eligibility of
                                    Subordinated Debt Indenture Trustee.


* To be filed either by amendment to this Registration Statement or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

+    Filed herewith.